Exhibit 99.1

NEWS RELEASE

VULCAN INTERNATIONAL CORPORATION

Executive Offices:

300 Delaware Avenue,  Suite 1704

Wilmington, Delaware  19801

Manufacturers of:

Shoe Products

Sports Products

Plastic Products

IMMEDIATE RELEASE

March 21, 2005

The Board of Directors of Vulcan International Corporation at a Directors meeting held March 21, 2005 set the date of the annual meeting of shareholders as Wednesday, May 11, 2005.  It will be at 9:00 a.m. at the headquarters of Vulcan Corporation, 1151 College Street, Clarksville, Tennessee.  The record date for voting at the meeting has been set as 5:00 p.m., Thursday, March 31, 2005.

Vulcan International Corporation, the parent of Vulcan Corporation, a Tennessee corporation is a diversified manufacturer of rubber and foam products with the manufacturing plant located in Clarksville, Tennessee.

Attribute to Benjamin Gettler, Chairman of the Board and President

For more information:

Contact Vernon E. Bachman, Vice President

Secretary and Treasurer at (513) 621-2850